 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1, PRE EFFECTIVE AMENDMENT 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHEETAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	5500	37-1763227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Condominio Torres Paseo Colon #604, San Jose, Costa Rica
Tel: 011-506-8730-1923
(Address, including zip code, and telephone number, Including area code, of registrant's principal executive offices)

Shane Drdul
Condominio Torres Paseo Colon #604
San Jose, Costa Rica
Tel: 011-506-8730-1923
(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copy to:
Thomas E. Stepp, Jr.
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California  92618-2870
Phone: (949) 660-9700 Fax: (949) 660-9010
email: tes@stepplawgroup.com

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock $0.001 par value to be sold by the Company	10,000,000	$0.01	$100,000	$11.62

 (1) Calculated pursuant to Rule 457(a) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
CHEETAH ENTERPRISES, INC.
10,000,000 Shares of Common Stock
$0.01 per share

Date of Prospectus: Subject to Completion

This is the initial public offering of common stock of Cheetah Enterprises, Inc., a Nevada corporation ("we," "us," "our," or the "Company").  We are registering for sale a total of 10,000,000 shares of our common stock on a self-underwritten, "best efforts" basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers, Shane Drdul and Juan Bordallo. They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. All offering expenses are being paid for by cash on hand or by loans from our officers.  No offering expenses will be paid out of the proceeds of this Offering; therefore, net proceeds are the same as gross proceeds.  If 100% of the shares being offered are sold, the Company will receive net proceeds of $100,000.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board ("OTCBB") maintained by the Financial Industry Regulatory Authority ("FINRA") and/or the OTCQB maintained by OTC Markets Group, Inc. ("OTC Markets"), when the registration statement of which this Prospectus is a part is declared effective.  There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, or the OTC Markets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.  As of the date of this Prospectus, we have not made any arrangement with any market maker to quote our shares. Please refer to discussion under "Risk Factors" regarding the highly illiquid nature of investment in our shares.

The shares being offered by the Company will be offered for a period of two hundred seventy (270) days from the effective date of the registration statement of which this Prospectus is a part, unless extended by our directors for an additional 90 days.

We are a small company and currently have minimal business operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Cheetah Enterprises", "Cheetah", and "Company" are to Cheetah Enterprises, Inc. and its wholly-owned subsidiary, Cheetah Autos S.A. We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Cheetah Enterprises, Inc. was incorporated in the State of Nevada on June 27, 2014, as cheetahenterprises.com and changed its name to Cheetah Enterprises, Inc. on July 16, 2014 ("we," "us," "our," or the "Company").  The Company incorporated a wholly owned subsidiary in San Jose, Costa Rica on September 29, 2014, named Cheetah Autos SA.

The Company's wholly owned subsidiary, Cheetah Autos SA, is a small company that operates as buyer and seller of quality used automobiles in the Costa Rican market. The Company also plans to import vehicles from the United States for resale in Costa Rica.

Cheetah Enterprises, Inc. owns the domain names www.cheetahenterprises.com and www.cheetahautos.com, which we will use to develop websites once we raise funds from this offering.

Our objective is to provide quality used vehicles in at competitive prices to customers in Costa Rica.  Our Secretary, Juan Bordallo, with his knowledge or the Costa Rican market, will source quality used vehicles, largely in distress sales.  Mr. Bordallo owns and operates a automobile repair shop that has been located in San Jose, Costa Rica location for over 14 years.  It is our intention to leverage the repair shop's reputation to expand into offering cars for sale.  We will require a minimum of $50,000, or 50% of this Offering, to have sufficient funds to purchase additional vehicles.

We are a small early stage company and have just commenced business operations and generated our initial revenues in January 2015, from the purchase and sale of our first automobile. We will attempt to purchase another vehicle from current cash on hand, however, we will require the funds from this offering in order to purchase multiple vehicles to grow our current operations. Our auditors issued a "substantial doubt" going concern opinion. Our only assets since inception (June 27, 2014) are our cash and cash equivalents at February 28, 2015, consisting of approximately $27,918 in cash generated from the issuance of shares of Company common stock to our founders.

Our monthly expense rate is currently $1,500 per month.  Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering and to purchase another vehicle.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $100,000, from this Offering.  However, if we raise $75,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $20,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees for our reporting needs to the SEC and no additional business development.

Our business and corporate address is Condominio Torres Paseo Colon, #604 San Jose, Costa Rica.  Our telephone number is 506-8730-1923 and our registered agent for service of process is Nevada Business Services, 1805 North Carson Street, Carson City, NV 89701.  Our fiscal year end is November 30.

We received our initial funding of $33,850 through the sale of common stock to an officer and director, who purchased 12,500,000 and 4,270,000 shares of our common stock at $0.001 on July 7, 2014, for $12,500 and at $0.005 on October 23, 2014, for $21,350, respectively.  Our financial statements from inception (June 27, 2014) through the period ended November 30, 2014, report no revenues and a net loss of $4,572.  Our financials for the three months ended February 28, 2015, report revenues of $6,500 and a net loss of $4,722.

This is our initial public offering.  We are registering a total of 10,000,000 shares of our common stock.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of this Offering.

We will sell those 10,000,000 shares of common stock as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the effective date of the registration statement of which this Prospectus is a part, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.
The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

·
2.
The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·
3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
·
4.	The date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

Following is a brief summary of this Offering.  Please see the PLAN OF DISTRIBUTION and TERMS OF THE OFFERING sections for a more detailed description of the terms of the Offering.

Securities being Offered	10,000,000 shares of common stock.

Offering price	$0.01 per share for the duration of the Offering.

Offering period
This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the effective date of the registration statement of which this Prospectus is a part, unless extended by our board of directors for an additional 90 days

Securities Issued and outstanding
16,770,000 shares of common stock are issued and outstanding before the offering and 26,770,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 50% or 25% of the shares being offered are sold, there will be 21,770,000 or 19,270,000 shares outstanding, respectively.

Offering Proceeds	$100,000 assuming 100% of the shares being sold. However, if only 50% or 25% of the shares being offered are sold, the proceeds will be $50,000 or $25,000, respectively.

Registration costs
We estimate our total offering registration costs to be $16,000.  If we experience a shortage of funds prior to funding, our directors may advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or lend funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this Offering.  If all the shares in this Offering are sold, our executive officers and directors will own 62.6% of our common stock.  However, if only 50% or 25% of the shares in this Offering are sold, our executive officers and directors will own 77.0% or 87.0%, respectively.

Regulation M

Our officers and directors will offer and sell the shares offered hereby and are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following material risks, together with the other information contained in this Prospectus, before you decide to buy our common stock.  If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry:

Our chief executive officer, chief financial officer and principal accounting officer, and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our officers and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status.  If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment in our Company.

We have reported limited revenue, from automobiles we purchased and sold subsequent to the year end, and there can be no assurance that we will ever generate significant revenue or net income.

We were incorporated on June 27, 2014, and have limited revenue and minimal assets. Our revenues commenced in January 2015, through the purchase and sale of our first automobile.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, the scaling-up of operations and the competitive environment in which we are operating.  From June 20, 2014 (date of inception) to February 28, 2015, we had revenue of $6,500 and had a net loss and stockholders' deficit of $9,294.  No assurance can be given that we will ever generate significant revenue or have net income.  Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	Completion of this offering,
•	Developing our operations throughout Costa Rica,
•	Creating market awareness through word of mouth, advertising in newspapers and online advertising,
•	Sourcing quality used cars to sell at a profit.

Our independent auditors have issued an audit opinion for the Company which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

Key employees are essential to expanding our business.

Shane Drdul and Juan Bordallo are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

We need the proceeds of this offering to expand our business.

We need the proceeds of this offering in order to finance our planned business development that would include sourcing quality used cars.  No assurance can be given that the amount of money being allocated to purchases will be sufficient to complete our plan, or that we will derive any profits from any purchases.  Additionally, although we believe the anticipated proceeds of this Offering, together with cash on hand and projected cash flow from operating activities will allow us to conduct our operations for at least the next 12 months if 50% of our shares are sold ($50,000), our continued operations thereafter will depend upon the availability of cash flow, if any, from our operations, or our ability to raise additional funds through equity or debt financing.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

Our business plan anticipates that the estimated $16,000 cost of the registration statement of which this Prospectus is a part may be paid from loans by our officers and not from this offering. We do not have a formal agreement or commitment with our officers concerning this.

We may need additional cash to fund our operations.  Our capital needs will depend on numerous factors, including market conditions and our profitability.  We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all.  If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds, if and when needed, by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock.  If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions.  In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us.  If we cannot obtain needed funds, we may be forced to curtail our activities.

Some of our competitors have significantly greater financial and marketing resources than do we and, therefore, vendors may not negotiate a similar or lower price to our Company than to other competitors with significantly greater assets and a larger budget for advertising .

Barrier to entry in the industry is extremely low, and there are many competitors.  We intend to establish the Company as a buyer of local and importer of used automobiles and for resale in the Costa Rican market.

Some of our competitors have significantly greater financial and marketing resources than do we. They may have a greater advantage to negotiate better discounts and greater access to available vehicles and customers, because of their more recognizable brands. There are no assurances that our efforts to compete in the marketplace will be successful. Also, most competitors are non-public companies, and because we are a small company with the added expense of being a reporting company, we are at a serious disadvantage, as margins are low.

If only 25% of the offering is sold, we will only have enough funds to allocate $3,000 to inventory and $1,000  to website, advertising and marketing, which would seriously hinder the development of our business and the ability to generate sufficient revenues to cover cash flow from operations.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $20,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied to the purchase of one vehicle and then to design and development of our website.  This would seriously hinder the development of our business and our ability to generate sufficient revenues to cover cash flow from operations.  We would not be able to develop the business and/or generate sufficient revenues to cover cash flow from operations in the first year without additional financing.

Taller Bordallo, a business owned by the Secretary of the Company, will be doing the mechanical repairs and servicing on the used vehicles purchased by us, which could affect our profits.

We intend to use Taller Bordallo, an affiliate of our secretary, to do the necessary inspections, servicing, and repairs for any vehicle purchase by us. As Mr. Bordallo owns and operates Taller Bordallo, there is the potential for him to concentrate profits towards his business. If Taller Bordallo pricing is not competitive, this will increase the costs of the vehicles to us, thus, reducing our operating capital. A negative effect on our operating capital will have negative effects on our ability to develop our business and could cause us to fail. As a result, investors could lose their entire investments.

Our operations and assets are concentrated in Costa Rica and not in the United States and are, therefore, subject to risks related to currency variations, changes in the law and the political climates of foreign jurisdictions.

There are inherent legal, political and economic risks in concentrating assets and operations in one country while attempting to develop and build a business in a foreign country. We will be subject to fluctuations in the exchange rates pertaining to the U.S. Dollar and the Costa Rican Colon. Differences in currency values may handicap us in the development and/or operation of our business by causing the price of automobiles, services and transportation to exceed the revenue that can be generated in the target market's respective currency. As a corporation based in a foreign country, we may face difficulties in enforcing liabilities against U.S. based customers, suppliers or service providers.

U.S. investors may not be able to enforce their civil liabilities against our company or certain of our directors, controlling persons and officers located outside of the United States.

It may be difficult for U.S. investors to bring and/or effectively enforce suits against our Company outside of the United States.  Our officer and director is not a resident of the United States, and all or substantial portions of his assets are located outside of the United States.  As a result, it may be difficult for U.S. holders of our common stock to effect service of process on him within the United States or to make effective recovery in the United States by enforcing any judgments rendered against him.  In addition, if a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against us or our director and officer, it may, depending on the jurisdiction, be difficult to enforce the judgment in the non-U.S. courts against us and any of our non-U.S. resident executive officers or directors.  Accordingly, U.S. shareholders may be forced to bring legal proceedings against us and our director and officer under Costa Rican law and in the Costa Rican courts in order to enforce any claims that they may have against us or our director and officer.  The enforceability of a U.S. judgment in the Costa Rica will depend on the particular facts of the case, as well as the laws and treaties in effect at the time.   Nevertheless, it may be difficult for U.S. shareholders to bring an original action in the Costa Rican courts to enforce liabilities based on the U.S. federal securities laws against us and any of our non-U.S. resident executive officers or directors.

Because Mr. Drdul and Mr. Bordallo (our officers and directors) have other, outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other, outside business activities and will only be devoting up to 50% of their time, or 20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Messrs. Bordallo and  Drdul. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales, resulting in little or no profits and eventual closure of the business.
Shane Drdul, our president, CEO, CFO, treasurer and a director, devotes 50% of his time to our operations and 50% of his time to International Advisors.
Juan Bordallo, our secretary and a director, devotes 50% of his time to our operations and 50% of his time to an auto repair and body shop named Taller Bordallo, which he owns and manages.
The limited amount of time our management devotes to our business activities in the future may be inadequate to implement our plan of operations and develop a profitable business, in which event investors in shares of our common stock may lose their investments.
We will compete with these entities for our management's time in the future.  Accordingly, the personal interests of our officers and directors may come into conflict with our interests and those of our minority shareholders.  You should carefully consider these potential conflicts of interests before deciding whether to invest in shares of our common stock.  We have not yet adopted a policy for resolving such conflicts of interest.

Our controlling stockholders have significant influence over the Company.

As of March 9, 2015, Shane Drdul, the Company's Chief Executive Officer owned 100% of the outstanding common stock, which becomes 62.6% if all of the shares offered are sold.  As a result, Mr. Drdul possesses significant influence over our affairs.  His stock ownership and relationship with the other member of our board of directors, Mr. Bordallo, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which, in turn, could materially and adversely affect the market price of our common stock.  Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as Mr. Drdul retains a controlling interest.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud.  In addition,  stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer's internal controls over financial reporting.  Shane Drdul, our President, Chief Financial Officer, and Treasurer, is our only officer assigned to accounting issues at present, which may be deemed to be inadequate.  Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

As a "smaller reporting company" certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a "smaller reporting company" pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a "smaller reporting company" pursuant to the Securities Exchange Act of 1934. As a "smaller reporting company" we are not required to:

●	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act
●
present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports

●	Make risk factor disclosure in our annual reports of Form 10-K
●	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.   We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Having only two executive officers and directors (the same individuals) limits our ability to establish effective independent corporate governance procedures.

We have only two executive officers, who are also our only directors.  Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Unless and until we have a larger board of directors that would include one or more independent members, and members with specific financial and audit experience, there will be limited oversight of Messrs. Drdul and  Bordallo's decisions and activities, and little ability for our shareholders to challenge or reverse those activities and decisions, even if they are not in your best interests.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have "key man" life insurance policies for any of our key personnel. If we were to obtain "key man" insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Risks Associated With Our Common Stock

If we do not file a registration statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this Offering, as required under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), we will file periodic reports with the SEC through November 30, 2015, including a Form 10-K for the year ended November 30, 2015, assuming the registration statement of which this Prospectus is a part is declared effective before that date. At or prior to November 30, 2015, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will, also, subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) of the Exchange Act or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on November 30, 2015. If we do not file a registration statement on Form 8-A at or prior to November 30, 2015, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is, currently, no public trading market for our common stock.  Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.  As a result, your investment is illiquid.

An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained.  The lack of an active market may impair your ability to sell your shares of our common stock at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may, also, reduce the market value and increase the volatility of your shares of our common stock.  An inactive market may also impair our ability to raise capital by selling shares of our common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities (commonly referred to as a penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future.  Further, many brokers charge higher fees for these speculative low-priced securities transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Our charter contains some anti-takeover provisions that may inhibit a takeover that might benefit you.

The provisions in our Articles of Incorporation relating to delegation to the Board of Directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes.  The ability of our board of directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

Our common stock is considered "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock may be below $5.00 per share and, therefore, may be designated as a "penny stock" according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares.  In addition, since we will attempt to have our shares of common stock quoted on either the OTCBB or OTCQB following this Offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney's fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  The indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue "blank check" preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada corporate law could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.  Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders.  The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.  For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

We are selling the shares offered in this Prospectus without an underwriter and may not be able to sell all of the shares.

The shares of common stock are being offered on our behalf by our officers and directors on a self-underwritten efforts basis.  No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any shares.  There are no firm commitments to purchase any of the shares in this Offering.  Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this Prospectus.

Since there is no minimum for this Offering, if only a few persons purchase shares, they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early share purchasers would be lost immediately.

If the registration statement of which this Prospectus is a part is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If the registration statement of which this Prospectus is a part is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our business. In that event, any investment in the Company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and, as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke that subscription agreement or request a refund of any monies paid in connection with that subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company's use of the proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail, and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB or OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions – such as all companies on the OTCBB or OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB or OTCQB, it is a necessity to process trades on the OTCBB and OTCQB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

State securities (Blue Sky) laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our shares, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in the shares sold in this Offering will not be possible in any state in the U.S. unless and until our shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the shares for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the shares in any particular state, the shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our shares, the market for our shares could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which the registration statement of which this Prospectus is a part, becomes effective, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under that registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $100,000 (100%), $75,000 (75%), $50,000 (50%), or $25,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$ 20,000	$ 20,000	$ 20,000	$ 20,000
DTC-Eligibility Fees	10,000	10,000	10,000	-
Automobile Inventory	35,000	25,000	15,000	3,000
Automobile Parts and repairs	3,500	2,500	1,500	300
Insurance, licenses, and registration	2,500	1,500	1,000	200
Website Design and Development	10,000	7,000	500	500
Advertising and Marketing	10,000	7,000	1,000	500
Office and Miscellaneous Expenses	2,000	2,000	1,000	500
Working Capital	7,000	-	-	-
Total	$ 100,000	$ 75,000	$ 50,000	$ 25,000

There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the Company for maintaining fully reporting status with the SEC.

DTC-Eligibility Fees: Pertains to the cost to apply for our shares to be eligible for trading with the Depository Trust Corporation ("DTC").  Please refer to the heading "our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them", under risks for our common stock for an explanation of the importance of DTC-eligibility.

Automobile Inventory: Pertains to the cost or purchasing used automobiles for resale. We anticipate locating automobiles in the $3,000 - $7,000 range.

Automobile Parts & Repairs: Pertains to the cost of parts and repairs that are may be required for some of our used automobiles to get them in resale condition.

Insurance, licenses, and registration: Pertains to the cost to maintain business licenses, insurance on automobiles, temporary vehicle demonstration licensing, and title transfer / registration costs.

Website Design and Development: Pertains to the payments that will be made to design and develop our websites.  This will be to develop both our corporate website, www.cheetahenterprises.com and our Costa Rican marketing website, www.cheetahautos.com.

Advertising and Marketing: Pertains to the cost of advertising and marketing our products in the Costa Rican market.

Office and Miscellaneous Expenses: These are the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital.  Funds will be used to cover short falls in other areas, if applicable, during the next 12 months.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If only 75% ($75,000) of this Offering is sold, we estimate that this would still provide sufficient capital to purchase $25,000 of used automobiles (approximately 4-7 vehicles), significantly develop both our corporate and vehicle sales websites, and spend $7,000 on advertising and marketing.  We would not have any funds available in working capital to cover unexpected costs, which would necessitate reducing expenses in other areas, most likely in website and marketing costs.  Reducing our website and marketing costs would affect our ability to turn over our inventory quickly and could materially affect our ability to generate sales growth in the first year.

If only 50% ($50,000) of this Offering is sold, we estimate that this would provide sufficient capital to purchase $15,000 of used automobiles (approximately 3-5 automobiles), only develop a very basic corporate website at www.cheetahenterprises.com, without any development on our www.cheetahautosales.com website for advertising vehicles and our Costa Rican based business.  We would only be able to spend $1,000 on advertising and marketing our services and only $1,000 for office and miscellaneous expenses.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business for the next 12-months.  We would not have any extra funds to allocate for other financial short falls, and should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If 25% ($25,000) of this Offering is sold, we would still incur expected professional (legal and accounting) fees of $20,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and $3,000 will be available for the purchase of one used automobile and related repair and licensing costs.  Based on raising only 25%, or $25,000, we will allocate only $500 to development of our website and only $500 to advertising and marketing.  This would seriously hinder the development of our business and our ability to generate sufficient revenues.  We would not be able to develop the business and/or generate sufficient revenues in the first year without additional financing.  Further, we would not be able to pay for making our securities DTC-Eligible, and, thus, it is unlikely an investor in this Offering would be able to trade his or her shares in a public market, should a public market even be achieved.

If we do not raise sufficient funds to pay professional fees, estimated to be $20,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain an OTCQB quotation.

We feel we need to raise a minimum of $50,000 in Offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

Before this Offering, there has been no public trading market for our shares of common stock, and we cannot give any assurance to you that an active secondary market might develop or will be sustained after this Offering.  The price of the shares we are offering has been determined solely by us (as there is no underwriter or placement agent involved in this Offering) and, as such, is arbitrary, in that the price does not necessarily have any relationship to our assets, earnings, book value or other criteria of value and may not be indicative of the price that may prevail in the public market.  No third-party valuation or appraisal has ever been prepared for our business.  Among the factors we considered in setting a price were (without one factor being materially more important than the others):

•	our need to raise up to a total of $100,000 in gross proceeds in this Offering,
•	our limited operating history, as well as the other numerous obstacles we face in operating and expanding our business, as described in the "Risk Factors" section of this Prospectus,
•	the amount of capital to be contributed by purchasers in this Offering in proportion to the number of shares of common stock to be retained by our existing stockholder, and
•	our cash requirements to run our business over the next 12 months.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is, also, a result of the lower book value of shares of our common stock held by our existing stockholders.

As of February 28, 2015, the net tangible book value of our shares of common stock was approximately $24,556 or approximately $0.0015 per share based upon 16,770,000 shares outstanding.

The following table specifies the dilution which will occur as a result of the completion of the specified percentages of this Offering.

	100%	75%	50%	25%
	(10,000,000 Shares Sold)	(7,500,000 Shares Sold)	(5,000,000 Shares Sold)	(2,500,000 Shares Sold)
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0015	$0.0015	$0.0015	$0.0015
Net Tangible Book Value Per Share After Stock Sale	$0.0041	$0.0034	$0.0027	$0.0017
Increase in net book value per share due to stock sale	$0.0026	$0.0019	$0.0012	$0.0002
Dilution (subscription price of $0.01 less NBV per share) to purchasing shareholders	$0.0059	$0.0066	$0.0073	$0.0083

SELLING SECURITY HOLDERS

We do not have any selling security holders.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten ("best-efforts") Offering.  This Prospectus permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Shane Drdul and Juan Bordallo, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Exchange Act").

Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

In that regard:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the ExchangeAct, at the time of their participation; and,

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will be at the time of their participation in this Offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that, they (A) primarily perform, or are intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of that Rule 3(a)(4)-(1).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

Terms of the Offering

The shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement of which this Prospectus is a part was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will sell all of the 10,000,000 shares of common stock as a self-underwritten Offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to "Cheetah Enterprises, Inc.".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for shares will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001. As of March 9, 2015, there were issued and outstanding 16,770,000 shares of common stock and no shares of preferred stock.
The following summary of the material provisions of our common stock, preferred stock, Articles of Incorporation and bylaws is qualified by reference to the provisions of our Articles of Incorporation and bylaws included as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share.  Our Articles of Incorporation do not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds.  However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as "blank check" preferred stock).  The board of directors may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Anti-Takeover Law, Limitations of Liability and Indemnification

Nevada Anti-Takeover Law.  Our Articles of Incorporation and bylaws exclude us from the restrictions imposed by Nevada Revised Statutes ("NRS"), 78.378 to 78.3793, inclusive.  Pursuant to Section 78.434 of the NRS, upon incorporation we elected not to be governed by Sections 78.411 to 78.444, inclusive, and Sections 78.378 to 78.3793, inclusive, of the NRS. These sections prevent many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances.  For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons.  Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,
•
upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

•
on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Because we elected upon incorporation to be exempt from the provisions of these provisions, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Limited Liability and Indemnification.  Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law.  This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission.  Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.
Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;
•
reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities.  Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (June 27, 2014) through November 30, 2014 are included in this Prospectus.  Green & Company CPAs, LLC, 10320 N 56th Street, Suite 330, Temple Terrace, Florida 33617, has audited our November 30, 2014, financial statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California  92618-2870 has passed upon the validity of the shares being offered.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Business Development

Cheetah Enterprises, Inc. ("we," "our," "us," the "Company") was incorporated in the State of Nevada on June 27, 2014, and our fiscal year end is November 30.  The Company's administrative address is Condominio Torres Paseo Colon, #604 San Jose, Costa Rica. Our telephone number is 506-8730-1923.

We have minimal revenues and limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities for funding. We have never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.

Business of the Company

Our objective is to provide quality used vehicles at a reasonable price to customers in Costa Rica, through our wholly-owned Costa Rican subsidiary, Cheetah Autos SA. We will accomplish this by purchasing quality used vehicles and advertising them through newspapers, word of mouth, auto trade magazines, and the planned corporate website. We intend to sell cars that are either being resold in the Costa Rican market or imported from the U.S., preferably imported in from Florida and Texas.  As of the date of this Prospectus, our focus will be first sourcing local cars of good quality and value that can be sold quickly for a profit.

The majority of our advertising will be done locally through word of mouth, local newspapers and websites; and, eventually, we intend to also advertise on our planned website. The advertised vehicles in trade magazines will link potential customers to our website. Currently, we are developing the website, www.cheetahenterprises.com and, if we raise enough from this Offering, we will develop a website locally for the Costa Rican market, www.cheeathautos.com, to advertise the Company and our vehicles.

We will require a minimum of $50,000 or the sale of 50% of this Offering before we will consider this financing to be sufficient to start purchasing and selling vehicles. However, we feel that we will require at least $75,000 or 75% of this Offering in order to effectively develop our business. It is anticipated that the time associated with this Offering could be 6 months.  During January 2015, we commenced on our operations, through the purchase and sale of our first vehicle.  We expect that we will have gradual sales during the next 6 months as our website development has not yet commenced development and we have not yet started any advertising and marketing.  Thereforeour only source of advertising currenty is word of mouth until we complete our offfering. As we build on our reputation with increased word of mouth, the development and launch of our website and begin advertising and marketing our services, we expect we will have increased sales during months 6-12 after the completion of this Offering.

Principal Products, Services and Their Markets

Our focus is to competitively supply quality used vehicles to the Costa Rican market. Automobiles which are in good condition, i.e., low mileage for age, service history, pedigree of vehicle, and accident free, will be sourced. Owner histories - preferably one owner vs. multiple owners will be of primary importance. The objective is to find buyers for cars, as opposed to focusing on finding cars for customers.

We will provide fully inspected vehicles and documentation of full history, quality, and disclosure of known problems. We will have done full maintenance at corresponding manufacturers mileage, along with complete detailing, inside and out before, selling those vehicles. We anticipate that we will be able to locate many of our used cars locally in the Costa Rican market, largely from expatriates that are in need to sell their cars when returning to their native countries. For cars that we source from the U.S., we will use customs brokers who provide the necessary U.S. customs / brokerage paperwork, as well as ensuring the car complies with Costa Rican regulations. Most cars that sold in the U.S market comply with Costa Rican safety and emission standards at the date of manufacture. However, every car will be evaluated on a case-by-case basis. There may be minor changes that will have to be done on most vehicles. If the cost of modifying vehicles is too much, they would not be imported into the Costa Rican market.

Distribution Methods of the Products and Services

Distribution in Costa Rica will be done using local advertising and word of mouth.

Per our Plan of Operations, we are looking at purchasing vehicles in the $3,000 - $7,000 price range during the next 12 months.

Competition and Competitive Strategy

Our intention is to establish the Company as a credible participant in an already existing market. At present, there are many other companies selling used automobiles privately, on the Internet, and through trade magazines. Our founder and president, Shane Drdul, has visited several of these sites and has found that most companies that advertise online have limited contact with the customer and offer little or no information to the public.

There are several factors that distinguish us from other companies that are selling used vehicles on the market. Firstly, we want to encourage personal contact with potential customers. It gives us the opportunity to teach them how to buy quality and economically feasible vehicles. Since we will not sell vehicles on-line, the customer will be required to phone, come in person, or e-mail us to ask questions. This allows us to directly communicate with the customer. Secondly, we propose to utilize our planned website to not only advertise to the public, but to offer more information to potential consumers.

Thirdly, Mr. Bordallo has also found that providing service history to the customer is of vital importance. Because our competitive strategy will be to buy low mileage vehicles from the private sector, he will provide customers with details of how the previous owners have serviced their vehicles. Obtaining service history is important, because it not only proves low mileage, but establishes credibility with customers as to the high quality of used vehicles we intend to offer.

Of primary importance and advantage is the experience and background of our founders, Messrs. Shane Drdul and Juan Bordallo. Mr. Bordallo has over 10 years experience in the automotive repair trade, which gives him the ability to seek and find good quality cars and repair them to excellent working order before they go on sale. His knowledge of the market allows him to differentiate between a good and bad product and determine problems in the market beforehand. In addition, to providing information on vehicles, we will subcontract Mr. Bordallo's auto repair shop, Taller Bordallo, to fully inspect and service vehicles, at a competitive rate, so that they are mechanically sound before going on the market and list inspection reports on the planned website.

Our strategic approach is to sell cars that are driven locally in Costa Rica. These cars tend to have lower mileage, as they are rarely driven on highways for long periods, and due to temperate weather conditions there is less wear and tear. Cars sourced from the U.S. will be cars that have good value for the condition and will have the history thoroughly researched.

The majority of advertising will be done by word of mouth, local newspapers, auto trade magazines and/or their websites, and eventually on our planned website. The advertised vehicles in trade magazine will link potential customers to our planned website, which will in turn offer more vehicles for sale.

Sources and Availability of Products

The source for vehicles will be individuals selling cars and, in some instances, dealers. The advantage of approaching private individuals is that there is no reliance on principal suppliers. Individual vehicle owners will be accessed through word of mouth (referrals), newspapers, magazines, trade magazines, auctions, and in some instances dealerships at wholesale rates.

We anticipate that we should have a good source of vehicles from distressed sellers. We expect that the expatriate community is going to be a good source for both purchasers and sellers of used vehicles.  In many cases, expatriates  want to sell cars for cash quickly when they need to move from Costa Rica.  We will rely heavily on word of mouth. Further, Mr. Bordallo's automotive repair shop has been a fixture in San Jose, having been in the same location for over 14 years, with his father having started the business.

Competition

The automotive industry is competitive and has low barriers to entry.  We compete locally and will eventually compete on a country wide basis, with a variety of primarily local companies that offer similar services as ours.  Some of these companies have had many more years of business experience or have greater financial and personnel resources, including marketing and sales organizations than we do, and may be able to better source product and customers.  We do not believe any one company holds a dominant share of the local or country-wide market on which we are focused.

Seasonality

We do not have a seasonal business cycle.

Employees

We have no employees.  Our officers and directors furnish their time to the development of the Company at no cost and intend to do whatever work is necessary in order to continue to generate revenues.  We do not foresee hiring any employees in the near future.  We will engage independent contractors to design and develop our websites.

Plan of Operations

During the next 12-month period from the date of this Prospectus, we will concentrate on development of our operations, finding the required investment capital from this Offering, and apply to get its common stock listed on an OTCQB.

Following completion of raising a minimum of $25,000 from this Offering, would estimate having enough to immediately purchase another vehicle and pay our estimated reporting  costs for the next 12 months.  However, if we raise $50,000, we will immediately look for 3-5 quality used vehicles for resale. It is our intention to raise the full $100,000 of this Offering and purchase 5-7 used vehicles for resale, as more fully disclosed in our Use of Proceeds section. We feel we will need a minimum of $20,000 to pay expenses related to being a fully reporting company and, thus, will need, at least, $25,000 from this Offering in order to maintain our reporting status without having to use cash from operations.  Funds raised in excess of $20,000 will be applied to the purchase of at least one used vehicle.  A minimum of $3,000 will be required for the purchase of a quality used vehicle, before maintainence and parts to bring it to resale condition. If we raise the full $100,000, we can allocate $35,000 to the purchase of 5-7 quality used vehicles plus maintenance to bring them to resale condition.

Our secretary, Mr. Bordallo, has a strong background in the automotive trade business since 2004, primarily in the maintenance of vehicles. This experience is what is crucial to identifying quality used vehicles that require minimum maintenance and/or repairs.

Once we have a vehicle available for sale, we will then choose to advertise mainly via word of mouth, in newspapers, auto trade websites, other websites such as Craig's List, and on our website, www.cheetahautos.com. If we raise $25,000 we will only allocate $500 to advertising and marketing, $1,000 if we raise $50,000, $7,000 if we raise $75,000 and $10,000 if we raise $100,000.  We would only be able to develop our www.cheetautos.com website, as an advertising tool, if we raise a minimum of $75,000. We feel that the advertising and marketing is key to our success, as it not only advertises vehicles for sale, but it is also a way of exposing us to the public. Our advertising will focus on driving people to our place of business, which is the repair shop Taller Bordallo, owned by Mr. Bordallo. We will not purchase our first vehicle, from Offering proceeds, until after the close of this Offering. We anticipate this Offering to take 6 months; and, therefore, we do not anticipate purchase additional vehicles until months 6-12 after closing of this Offering.

Should we raise at least $75,000, our website at, www.cheetahautos.com, will be used as an information and advertising portal and not offer on-line buying. The website will advertise all the vehicles available for sale with detailed mechanical inspection reports. It will, also, provide contact information by telephone, e-mail, and fax.

In the event that we are unable to raise sufficient funds from this Offering, less than $25,000 (25%), we will proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from our officers and directors.  While the officers and directors have generally indicated a willingness to provide services and financial contributions, if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and the Company.

How long we will be able to satisfy our cash requirements and whether we will require additional outside funding in the next twelve months depends on how quickly we can generate sales revenue and how much revenue can be generated. At the present we have enough cash to fund completion of this Offering, to buy and sell one vehicle, and general operating costs for the next twelve months.

We have no plans to undertake product research and development during the term covered by this Prospectus. There are, also, no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations.

Reports to Security Holders

Once this Offering is declared effective, we will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including, but not limited to, current reports on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding the Company and filed with the SEC at http://www.sec.gov.

Description of Property

Our principal business and corporate address is Condominio Torres Paseo Colon #604 San Jose, Costa Rica; our telephone number is 506-8730-1923.  Our facilities are provided by our management on a rent free basis.  We have no intention of finding, in the near future, other facilities during our development stage.

We do not, currently, have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Market Price of and Dividends of the Registrant's Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTCBB or OTCQB.

All of the 16,770,000 shares of common stock outstanding as of March 9, 2015, were owned by our president, Mr. Drdul, and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus, we have one (1) stockholder.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future.  The Company's board of directors, currently, plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the board of directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 16,770,000 shares as of March 9, 2015 , or
•	the average weekly trading volume of our common stock on the OTCQB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.  In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel.  We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

Financial Statements and Selected Financial Data

The following financial information summarizes the more complete historical financial information included in this Prospectus.

	Three Months	From Inception
	Ended February 28,	(June 27 2014) to November 30,
	2015	2014

Total expenses	$11,222	$4,572
Operating revenue	$6,500	$-
Net loss from continuing operations	$(4,722)	$(4,572)
Net loss per common share: Basic and Diluted	$-	$-
Weighted average number of common shares outstanding: Basic and diluted	-	-
Cash dividends declared per common share	$-	$-
Property and equipment, net	$-	$-
Long-term debt	$-	$-
Stockholders' equity	$24,556	$29,278

	Three Months	From Inception
	Ended February 28,	(June 27, 2014) to November 30,
	2015	2014
Cash used in operating activities	$(1,722)	$(4,210)
Cash used in investing activities	$-	$-
Cash provided by financing activities	$-	$33,850
Cash and cash equivalents on hand	$27,918	$29,640

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Prospectus beginning on page F-1.

Going Concern

We have a history of operating losses, as we have focused our efforts on raising capital and building our services. The report of our independent auditors issued on our financial statements as of and for the period ended November 30, 2014, expresses substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

Results of Operations

We have generated revenues since inception (June 27, 2014) of $6,500 and have incurred $11,222 in expenses through February 28, 2015.  Expenses consisted primarily of cost of revenue from the sale of one automobile and professional fees related to our formation and for completing the registration statement of which this Prospectus is a part.

The following table provides selected financial data about the Company for the periods ended February 28, 2015 and November 30, 2014.

Balance Sheet Data:	February 28, 2015	November 30, 2014
Cash	$27,918	$29,640
Total assets	$27,918	$29,640
Total liabilities	$3,362	$362
Stockholders' equity	$24,556	$29,278

Liquidity and Capital Resources

From June 27, 2014 (inception) through February 28, 2015, we have relied almost exclusively on funds raised from sales of shares of our common stock to one of our founders.

Our operations commenced in January 2015, from the purchase and sale of our first vehicle. However, at present, we only have enough cash on hand to pay the completion of this Offering and for the purchase and sale of one vehicle at a time.

We plan to use the proceeds of this Offering to expand our business, primarily the purchase of additional vehicles, our marketing efforts, and for general working capital purposes.  We may need to raise additional capital to carry out our business plan.  There can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms will be acceptable to us.

We had cash on hand of $27,918 and $29,640 at February 28, 2015 and November 30, 2014, respectively.  Our primary needs for cash are to expand our business. For the next 12 months, we require a minimum of $20,000 for professional fees related to being a reporting company. If we raise $50,000 from this Offering, we feel this is the minimum we will need to develop our business, of which we expect to apply the working capital allocated of $20,000 towards the costs of our reporting needs first and then to purchasing vehicles and our marketing efforts.

During the period of inception (June 27, 2014) through November 30, we had a net increase in cash of $29,640.  Our sources and uses of funds were as follows:

Cash Flows from Operating Activities

We used net cash of $1,722  in our operating activities during the period ended February 28, 2015, consisting of a loss of $4,722, reduced by $3,000 due to an incrase in accounts payable.

We used net cash of $4,210 in our operating activities during the period of inception to November 30, 2014, consisting of a loss of $4,572, increased by the net proceeds of cash totaling $362, due to changes in our operating assets and liabilities.

Cash Flows from Financing Activities

We provided net cash of $33,850 in financing activities during the period of inception to November 30, 2014, consisting of cash from the proceeds from issuance of common stock to one of our founders. We did not have any cash from financing activities for the period ended February 28, 2015.

Working Capital

	As at February 28,	As at November 30,
	2015	2015	Change
Current assets	$27,918	$29,640	$(1,722)
Current liabilities	3,362	362	3,000
Working capital	$24,556	$29,278	$(4,722)

As of February 28, 2015 and November 30, 2014, we had a net working capital of $27,918 and $29,278, respectively.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, we have generated minimal revenue and accumulated operating losses.  In addition, we do not have sufficient working capital to meet current operating needs for the next 12 months.  All of these factors raise substantial doubt about our ability to continue as a going concern.

Cash Requirements

We will require additional cash as we expand our business.  Our plans to compete in the used car sales business will require us to acquire additional inventory and incur operating expenses.  Initially, to carry out these plans we will need to raise additional capital.  There can be no assurance that we will be able to raise additional capital or, if we are able to raise additional capital, the terms we be acceptable to us.

These conditions indicate a material uncertainty that casts significant doubt about our ability to continue as a going concern.   We require additional debt or equity financing to have the necessary funding to continue operations and meet our obligations.  We have continued to adopt the going concern basis of accounting in preparing our financial statements.

We estimate that we will require approximately $25,000, or approximately $2,100 per month, to continue as a going concern over the next 12 months.  The financial statements included in this Prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations and you could lose your investment.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Those estimates and judgments will, also, affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and, as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820, also, establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Directors and Executive Officers

Each of our directors is elected by our stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by our board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Shane Drdul	50	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Director
Condominio Torres Paseo Colom, #604 San Jose, Costa Rica

Juan Bordallo	45	Secretary and Director
Condominio Torres Paseo Colom, #604 San Jose, Costa Rica

Shane Drdul has held the positions of director, President, CEO, CFO, and Treasurer since July 7, 2014.  Juan Bordallo has held the position of director and Secretary since July 7, 2014.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934.

Background Information about Our Officers and Directors

Shane Drdul

Shane Drdul is the President, CEO, CFO, Treasurer and member of the board of directors of the Company.  He has worked in finance, sales, marketing and advertising since August 2003 for a British-based Company named International Advisor.  International Advisors is a financial advising and planning services Company targeting medium to long term investments.  It's products include pensions, education plans and lump sum investments. Because of his experience with marketing, Mr. Drdul will be responsible for managing all marketing efforts for the Company. Before working for International Advisor, he worked for Park Lane Homes, a residential home builder located in Canada, working in sales, marketing and development for 6 years.

Juan Bordallo

Juan Bordallo is the Secretary and a member of the board of directors of the Company. He has been working for the past 10 years as owner/manager of an auto repair and body shop, named Taller Bordallo.  He has experience in sales and promotion and the daily management and client service operations of his business.  With his past experience in building and growing new businesses, Mr. Bordallo will be responsible for managing the sourcing, evaluation, maintenance, and customer sales of vehicles for the Company.

No executive officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the Company is the subject of any pending legal proceedings.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do not have any family relationship between each other.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against such person related to such person's involvement in any type of business, securities, or banking activity.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director.  Thus, there is a potential conflict of interest, in that our sole officer and director has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.  We do not have a financial expert on our board of directors.

Executive Compensation

We began our business in June, 2014.  No salaries have been paid by us at any time through November 30, 2014.  We have not entered into any employment agreements with our officers.

The following table sets forth, since inception, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and other executive officers in such period who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer at November 30, 2014:

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Shane Drdul President, CEO, CFO, Treasurer, director	2014	0	0	0	0	0	0	0	0

Juan Bordallo Secretary, director	2014	0	0	0	0	0	0	0	0

Employment Contracts

There is no employment contract with either Mr. Drdul or Mr. Bordallo at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future. Our board of directors will determine future compensation and, as appropriate, employment agreements executed.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

No Compensation to Directors

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our board of directors may award special remuneration to any director undertaking any special products on our behalf, other than products ordinarily required of a director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan ("LTIP") Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other products provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Directors Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada  law.  Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Directors Independence

Our board of directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of her or her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on February 28, 2015, by:

•	each person who is known by us to beneficially own 5% or more of our common stock,
•	each of our directors and officers, and
•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common Stock	Shane Drdul Condominio Torres Paseo Colon #604 San Jose, Costa Rica	16,770,000	100%

Common Stock	Juan Bordallo Condominio Torres Paseo Colon #604 San Jose, Costa Rica	-0-	0%

Common Stock	Directors and Officers as a Group (2 individuals)	16,770,000	100%
(1)	The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 16,770,000 shares issued and outstanding as of May 15, 2015.

Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

On July 7, and October 23, 2014, respectively, 12,500,000 and 4,270,000 shares of our common stock were issued to Shane Drdul, an officer of the Company, at the price of $0.001 per share and $0.005 per share, respectfully (a total of $33,850).

Shareholder loan

From inception of the Company (June 27, 2014) until the interim financial statement date of February 28, 2015, there were no shareholder loans.

Mr. Drdul and Mr. Bordallo are founders and, therefore, may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Parties

Our Chief Executive and Financial Officer, who is also a  director purchased the following shares:

•	On July 7, 2014, the Company issued 12,500,000 shares of common stock to Shane Drdul at $0.001 per share for $12,500 cash.
•	On October 23, 2014, the Company issued 4,270,000 shares of common stock to Shane Drdul at $0.005 per share for $21,350 cash.

Our two officers and directors received cash payments of:

•	Through February 28, 2015, $800 related to the commissions and maintenance of automobiles sold by the Company.

From inception of the Company (June 27, 2014) through the period ended February 28, 2014, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Unaudited Interim Financial Statements of the Company for the period ended February 28, 2015.

•	Audited Financial Statements of the Company for the period of inception (June 27, 2014) to November 30, 2014.

CHEETAH ENTERPRISES, INC.

Interim Consolidated Financial Statements

For the Period Ended February 28, 2015

Index to the Condensed Consolidated Financial Statements

(Unaudited)

CHEETAH ENTERPRISES, INC.
Condensed Consolidated Balance Sheets

	February 28,	November 30,
	2015	2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$27,918	$29,640
Total Current Assets	27,918	29,640

TOTAL ASSETS	$27,918	$29,640

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable	$3,362	$362
Total Current Liabilities	3,362	362

TOTAL LIABILITIES	3,362	362

Stockholder's Equity
Preferred stock: 10,000,000 authorized; $0.001 par value, none issued and outstanding	-	-
Common stock: 125,000,000 authorized; $0.001 par value, 16,770,000 shares issued and outstanding	16,770	16,770
Additional paid in capital	17,080	17,080
Accumulated deficit	(9,294)	(4,572)
Total Stockholder's Equity	24,556	29,278

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$27,918	$29,640

See notes to the unaudited condensed consolidated financial statements.

CHEETAH ENTERPRISES, INC.
Condensed Consolidated Statement of Operations (Unaudited)

Three Months Ended
February 28,
2015

Revenue	$6,500
Cost of revenue	(4,500)
Gross Profit	2,000

Operating Expenses
General and administrative	1,072
Professional fees	5,650
Total Operating Expenses	6,722

Net loss from operations	(4,722)

Other Icome amd Expense	-

Provision for income taxes	-

Net loss	$(4,722)

Basic and dilutive loss per share	$(0.00)

Weighted average number of shares outstanding	16,770,000

See notes to the unaudited condensed consolidated financial statements.

CHEETAH ENTERPRISES, INC.
Condensed Consolidated Statement of Cash Flows (Unaudited)

Three Months Ended
February 28,
2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,722)
Changes in operating assets and liabilities:	-
Accounts payable	3,000
Net Cash used in Operating Activities	(1,722)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Cash provided by Financing Activities	-

Net decrease in cash and cash equivalents	(1,722)
Cash and cash equivalents, beginning of period	29,640
Cash and cash equivalents, end of period	$27,918

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for taxes	$-

See notes to the unaudited condensed consolidated financial statements.

CHEETAH ENTERPRISES, INC.
Notes to the Condensed Consolidated Financial Statements
February 28, 2015
(Unaudited)

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Cheetah Enterprises, Inc. (the "Company") is a Nevada corporation incorporated on June 27, 2014.  It is based in San Jose, Costa Rica. The Company incorporated a wholly-owned subsidiary, "Cheetah Autos S.A." in Costa Rica on September 26, 2014. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is November 30.

The Company intends to import, buy locally, and sell used automobiles in the Costa Rican market. To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Basis of Consolidation

These financial statements include the accounts of the Company and the wholly-owned subsidiary, Cheetah Autos S.A.  All material intercompany balances and transactions have been eliminated.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $27,918 and $29,640 in cash and cash equivalents as of February 28, 2015 and November 30, 2014, respectively.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, for the period ending February 28, 2015:

Net loss	$(4,722)

Weighted average common shares issued and outstanding (Basic and Diluted)	16,770,000

Net loss per share, Basic and Diluted	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures," which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash and accounts payable. Pursuant to ASC 820, the fair value of the Company's cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the Company's other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred for the period ending February 28, 2015.

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred.  No advertising costs were incurred for the period ending February 28, 2015.

Foreign Currency Translations

The Company's functional and reporting currency is the U.S. dollar. Our subsidiary's functional currency is the Costa Rican Colon. All transactions initiated in Costa Rican Colones are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

(i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
(ii)	Equity at historical rates.
(iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss.  Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date.  If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.  No significant realized exchange gains or losses were recorded during the period ended February 28, 2015.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.  See note 6.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of February 28, 2015.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."  The Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Recent Accounting Pronouncements

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.    Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of February 28, 2015, the Company has a loss from operations of $4,722, an accumulated deficit of $9,294 and has earned minimal revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending November 30, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings and through loans from officers and directors.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 10,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Common Stock

The Company has authorized 125,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (June 27, 2014) to February 28, 2015, the Company has issued a total of 16,770,000 common shares for cash of $33,850, as follows:

•	On July 7, 2014, the Company issued to an officer and director, 12,500,000 shares of common stock at $0.001 per share for $12,500.

•	On October 23, 2014, the Company issued to an officer and director, 4,270,000 shares of common stock at $0.005 per share for $21,350.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

February 28, 2015
Income tax expense at statutory rate	$(1,606)
Valuation allowance	1,606
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

February 28, 2015
NOL Carryover	$3,160
Valuation allowance	(3,160)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $9,294 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. Net operating loss carry forwards begin to expire in 2034.

NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On July 7, 2014 the Company issued to an officer and director, 12,500,000 shares of its common stock to at $0.001 per share for proceeds of $12,500.

On October 23, 2014, the Company issued to an officer and director, 4,270,000 shares of common stock at $0.005 per share for proceeds of $21,350.

Other

The controlling shareholder has pledged his support to fund continuing operations during the development stage; however there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not have employment contracts with its two key employees, the controlling shareholder, and the officers and director of the Company.  During the period ended February 28, 2015 the Company paid $800 to an officer for commissions on the sale of a vehicle.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of February 28, 2015.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 -SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

CHEETAH ENTERPRISES, INC.

Consolidated Financial Statements

For the Period From Inception (June 24, 2014) to November 30, 2014:

Green & Company, CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Cheetah Enterprises, Inc.

We have audited the accompanying balance sheet of Cheetah Enterprises, Inc. as of November 30, 2014, and the related statement of operations, stockholders' deficiency, and cash flows for the period ended November 30, 2014.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cheetah Enterprises, Inc. as from Inception (June 27, 2014) through November 30, 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding those matters are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company, CPAs
Green & Company, CPAs
Temple Terrace, Florida
June 16, 2015

10320 N 56th Street, Suite 330	Tampa, FL 33617	813.606.4388

CHEETAH ENTERPRISES, INC.
Consolidated Balance Sheet

November 30,
2014
ASSETS

Current Assets
Cash and cash equivalents	$29,640
Total current assets	29,640

TOTAL ASSETS	$29,640

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable	362
Total Current Liabilities	362
TOTAL LIABILITIES	362

COMMITMENTS AND CONTINGENCIES (NOTE 7)	-

STOCKHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized; par value $0.001, none issued and outstanding	-
Common stock, 125,000,000 shares authorized; par value $0.001, 16,770,000 shares issued and outstanding	16,770
Additional paid-in capital	17,080
Accumulated deficit	(4,572)
Total stockholder's equity	29,278

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$29,640

See auditor's report and notes to the audited financial statements.

CHEETAH ENTERPRISES, INC.
Consolidated Statement of Operations

June 27, 2014
(inception) through
November 30,
2014

REVENUE	$-

OPERATING EXPENSES
General and administrative	160
Professional fees	4,412
Total Operating Expenses	4,572

Net loss from operations	(4,572)

Other Income and Expense	-

Provision for income taxes	-

Net Loss	$(4,572)

Basic loss per share	$(0.00)

Weighted average number of shares outstanding	12,764,522

See auditor's report and notes to the audited financial statements.

CHEETAH ENTERPRISES, INC.
Consolidated Statement of Stockholder's Equity
Period From June 27, 2014 (Inception) to November 30, 2014

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder's
	Number of Shares	Amount	Capital	Deficit	Equity

Balance as of June 27, 2014 (Inception)	-	$-	$-	$-	$-

Founders' shares issued for cash at $0.001 per share	12,500,000	12,500	-	-	12,500
Founders' shares issued for cash at $0.005 per share	4,270,000	4,270	17,080	-	21,350
Net loss	-	-	-	(4,572)	(4,572)

Balance - November 30, 2014	16,770,000	$16,770	$17,080	$(4,572)	$29,278

See auditor's report and notes to the audited financial statements.

CHEETAH ENTERPRISES, INC.
Consolidated Statement of Cash Flows

June 27, 2014
(Inception) Through
November 30,
2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,572)
Changes in operating assets and liabilities:
Account payable	362
Net cash used in operating activities	(4,210)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	33,850
Net Cash Provided by Financing Activities	33,850

Net increase in cash and cash equivalents	29,640

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	29,640

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

See auditor's report and notes to the audited financial statements.

CHEETAH ENTERPRISES, INC.
Notes to the Consolidated Financial Statements
For the period June 27, 2014 (date of inception) through November 30, 2014
NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Cheetah Enterprises, Inc. (the "Company") is a Nevada corporation incorporated on June 27, 2014.  It is based in San Jose, Costa Rica. The Company incorporated a wholly-owned subsidiary, "Cheetah Autos S.A." in Costa Rica on September 26, 2014. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is November 30.

The Company intends to import, buy locally, and sell used automobiles in the Costa Rican market. To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $29,640 in cash and cash equivalents as of November 30, 2014.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, from June 27, 2014 (Inception) to November 30, 2014:

Net loss	$(4,572)

Weighted average common shares issued and
outstanding (Basic and Diluted)	12,764,522

Net loss per share, Basic and Diluted	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures," which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred for the period ending November 30, 2014.

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred.  No advertising costs were incurred for the period ending November 30, 2014.

Foreign Currency Translations

The Company's functional and reporting currency is the U.S. dollar. Our subsidiary's functional currency is the Costa Rican Colon. All transactions initiated in Costa Rican Colones are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:
(i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
(ii)	Equity at historical rates.
(iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss.  Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date.  If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.  No significant realized exchange gains or losses were recorded since June 27, 2014 (inception) to November 30, 2014.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.  See note 6.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of November 30, 2014.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.    Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of November 30, 2014, the Company has a loss from operations of $4,572, an accumulated deficit of $4,572 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending November 30, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings and through loans from officers and directors.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 10,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Common Stock

The Company has authorized 125,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (June 27, 2014) to November 30, 2014, the Company has issued a total of 16,770,000 common shares for cash of $33,850, as follows:

•	On July 7, 2014, the Company issued to an officer and director, 12,500,000 shares of common stock at $0.001 per share for $12,500.

•	On October 23, 2014, the Company issued to an officer and director, 4,270,000 shares of common stock at $0.005 per share for $21,350.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

November 30, 2014
Income tax expense at statutory rate	$(1,554)
Valuation allowance	1,554
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

November 30, 2014
NOL Carryover	$1,554
Valuation allowance	(1,554)
Net deferred tax asset	$-

At November 30, 2014, the Company had net operating loss carry forwards ("NOLs") aggregating approximately $4,572 which, if not used, expire in 2034. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On July 7, 2014 the Company issued to an officer and director, 12,500,000 shares of its common stock to at $0.001 per share for proceeds of $12,500.

On October 23, 2014, the Company issued to an officer and director, 4,270,000 shares of common stock at $0.005 per share for proceeds of $21,350.

Other

The controlling shareholder has pledged his support to fund continuing operations during the development stage; however there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.
The Company does not have employment contracts with its sole key employee, the controlling shareholder, who is an officer and director of the Company.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of November 30, 2014.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 -SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	7,500
Printing of Prospectus	500
Miscellaneous	500
TOTAL	$16,000

Offering expenses will be paid by cash on hand and any shortfall will be lent by the officers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.  We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the certificates which represent those securities have a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 7, 2014 and October 23, 2014, respectively, the Company issued 12,500,000 and 4,270,000 shares of common stock to Mr. Drdul for cash at $0.001 and $0.005 per share for a total of $33,850.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and certificates which represent those securities have a restrictive legend.  No written agreement was entered into regarding the sale of shares of common stock to the Company's founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description	Incorporated by Rerence to
3.1	Articles of Incorporation	Exhibit 3.1 to the S-1 filed on March 27, 2015
3.2	Certificate of Amendment to Articles of Incorporation	Exhibit 3.2 to the S-1 filed on March 27, 2015
3.3	By-laws	Exhibit 3.3 to the S-1 filed on March 27, 2015
5	Opinion re: Legality	Exhibit 5 to the S-1 filed on March 27, 2015
23.1*	Consent of Indepent Auditors
23.2	Consent of Counsel (See Exhibit 5)	Exhibit 5 to the S-1 filed on March 27, 2015
99.1	Subscription Agreement	Exhibit 99.1 to the S-1 filed on March 27, 2015
* Filed herein.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.                  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, Country of Costa Rica, on June 17, 2015.

CHEETAH ENTERPRISES, INC.
(Registrant)

By:	/s/ Shane Drdul
Shane Drdul
President (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer), Treasurer, and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shane Drdul	Date: June 17, 2015
Shane Drdul
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/Juan Bordallo	Date: June 17, 2015
Juan Bordallo
Secretary and Member of the Board of Directors